                                  Exhibit 4.1















                                 U. S. BANCORP

                                      AND

                        FIRST NATIONAL BANK OF CHICAGO

                                    Trustee
                                   ---------

                                   INDENTURE

                        Dated as of _____________, 1996


                            Senior Debt Instruments

            CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS
        310 THROUGH 318, INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION                                  INDENTURE SECTION

Section 310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
           (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
           (a)(3). . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (a)(4). . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .608, 610
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .Not applicable
Section 311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 613
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .605, 613
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .Not applicable
Section 312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . .701, 702
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702
           (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702
Section 313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703
           (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703
           (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703
Section 314(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 704
           (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 704
           (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 704
           (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . .1006
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
           (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
           (c)(3). . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (d) . . . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
           (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Omitted
Section 315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 602
           (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601
           (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601
           (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 514
Section 316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
           (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . .502, 512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . 513
           (a)(2). . . . . . . . . . . . . . . . . . . . . . . .Not applicable
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 508
           (c) . . . . . . . . . . . . . . . . . . . . . . . . . 502, 512, 513
Section 317(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . .503, 504
           (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1003
Section 318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

______________

Note:   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS*

                                                                          Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Recitals of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                  ARTICLE ONE
            Definitions and Other Provisions of General Application. . . .   1

SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   1
            Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            Affiliate; control . . . . . . . . . . . . . . . . . . . . . .   2
            Authenticating Agent . . . . . . . . . . . . . . . . . . . . .   2
            Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            Board of Directors . . . . . . . . . . . . . . . . . . . . . .   2
            Board Resolution . . . . . . . . . . . . . . . . . . . . . . .   2
            Business Day . . . . . . . . . . . . . . . . . . . . . . . . .   2
            Commission . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            Company Request; Company Order . . . . . . . . . . . . . . . .   3
            Controlled Subsidiary. . . . . . . . . . . . . . . . . . . . .   3
            Corporate Trust Office . . . . . . . . . . . . . . . . . . . .   3
            corporation. . . . . . . . . . . . . . . . . . . . . . . . . .   3
            Defaulted Interest . . . . . . . . . . . . . . . . . . . . . .   3
            Depositary . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            Event of Default . . . . . . . . . . . . . . . . . . . . . . .   3
            Global Instrument. . . . . . . . . . . . . . . . . . . . . . .   3
            Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Instrument . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Instrument Register; Instrument Registrar. . . . . . . . . . .   4
            interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Interest Payment Date. . . . . . . . . . . . . . . . . . . . .   4
            Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Notice of Default. . . . . . . . . . . . . . . . . . . . . . .   4
            Officers' Certificate. . . . . . . . . . . . . . . . . . . . .   4
            Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . .   4
            Original Issue Discount Instrument . . . . . . . . . . . . . .   5
            Outstanding. . . . . . . . . . . . . . . . . . . . . . . . . .   5
            Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . .   6
            Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
- ----------------------------
* NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the indenture.

            Place of Payment . . . . . . . . . . . . . . . . . . . . . . .   6
            Predecessor Instrument . . . . . . . . . . . . . . . . . . . .   6
            Redemption Date. . . . . . . . . . . . . . . . . . . . . . . .   6
            Redemption Price . . . . . . . . . . . . . . . . . . . . . . .   6
            Regular Record Date. . . . . . . . . . . . . . . . . . . . . .   6
            Responsible Officer. . . . . . . . . . . . . . . . . . . . . .   6
            Special Record Date. . . . . . . . . . . . . . . . . . . . . .   7
            Stated Maturity. . . . . . . . . . . . . . . . . . . . . . . .   7
            Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . .   7
            Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            Vice President . . . . . . . . . . . . . . . . . . . . . . . .   7
            Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . . . .   7
SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . . . .   8
SECTION 104.  Acts of Holders. . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 105.  Notices, Etc., to Trustee and Company. . . . . . . . . . . .   9
SECTION 106.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . . .  10
SECTION 107.  Conflict with Trust Indenture Act. . . . . . . . . . . . . .  10
SECTION 108.  Effect of Headings and Table of Contents . . . . . . . . . .  10
SECTION 109.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  10
SECTION 110.  Separability Clause. . . . . . . . . . . . . . . . . . . . .  11
SECTION 111.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . .  11
SECTION 112.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 113.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .  11

                                  ARTICLE TWO
                               Instrument Forms. . . . . . . . . . . . . .  11

SECTION 201.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 202.  Form of Trustee's Certificate of Authentication. . . . . . .  12
SECTION 203.  Form of Legend for Global Instruments. . . . . . . . . . . .  12

                                 ARTICLE THREE
                                The Instruments. . . . . . . . . . . . . .  12

SECTION 301.  Amount Unlimited; Issuable in Series.. . . . . . . . . . . .  12
SECTION 302.  Denominations. . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 303.  Execution, Authentication, Delivery and Dating . . . . . . .  15
SECTION 304.  Temporary Instruments. . . . . . . . . . . . . . . . . . . .  17
SECTION 305.  Registration; Registration of Transfer and Exchange. . . . .  18
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Instruments. . . . . .  20
SECTION 307.  Payment of Interest; Interest Rights Preserved . . . . . . .  20

SECTION 308.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . .  22
SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 310.  Computation of Interest. . . . . . . . . . . . . . . . . . .  23

                                 ARTICLE FOUR
                          Satisfaction and Discharge . . . . . . . . . . .  23

SECTION 401.  Satisfaction and Discharge . . . . . . . . . . . . . . . . .  23
SECTION 402.  Application of Trust Money . . . . . . . . . . . . . . . . .  24

                                 ARTICLE FIVE
                                   Remedies. . . . . . . . . . . . . . . .  25

SECTION 501.  Events of Default. . . . . . . . . . . . . . . . . . . . . .  25
SECTION 502.  Acceleration of Maturity; Rescission and Annulment . . . . .  27
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                  Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . .  30
SECTION 505.  Trustee May Enforce Claims Without Possession of
                  Instruments. . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 506.  Application of Money Collected . . . . . . . . . . . . . . .  31
SECTION 507.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . .  32
SECTION 508.  Unconditional Right of Holders to Receive Principal,
      Premium           and Interest . . . . . . . . . . . . . . . . . . .  33
SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . . . . .  33
SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . .  33
SECTION 511.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . .  33
SECTION 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . .  34
SECTION 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . .  34
SECTION 514.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . .  35
SECTION 515.  Waiver of Usury, Stay or Extension Laws. . . . . . . . . . .  36

                                  ARTICLE SIX
                                  The Trustee. . . . . . . . . . . . . . .  36

SECTION 601.  Certain Duties and Responsibilities. . . . . . . . . . . . .  36
SECTION 602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . .  36
SECTION 603.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . .  36
SECTION 604.  Not Responsible for Recitals or Issuance of Instruments. . .  38
SECTION 605.  May Hold Instruments . . . . . . . . . . . . . . . . . . . .  38
SECTION 606.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . .  38
SECTION 607.  Compensation and Reimbursement . . . . . . . . . . . . . . .  38
SECTION 608.  Conflicting Interests. . . . . . . . . . . . . . . . . . . .  39
SECTION 609.  Corporate Trustee Required; Eligibility. . . . . . . . . . .  39

SECTION 610.  Resignation and Removal; Appointment of Successor. . . . . .  39
SECTION 611.  Acceptance of Appointment by Successor . . . . . . . . . . .  41
SECTION 612.  Merger, Conversion, Consolidation or Succession to
                  Business . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 613.  Preferential Collection of Claims Against Company. . . . . .  43
SECTION 614.  Appointment of Authenticating Agent. . . . . . . . . . . . .  43

                                 ARTICLE SEVEN
            Holders' Lists and Reports by Trustee and Company. . . . . . .  45

SECTION 701.  Company to Furnish Trustee Names and Addresses of
                  Holders. . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 702.  Preservation of Information; Communications to Holders . . .  45
SECTION 703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . .  46
SECTION 704.  Reports by Company . . . . . . . . . . . . . . . . . . . . .  46

                                 ARTICLE EIGHT
             Consolidation, Merger, Conveyance, Transfer or Lease. . . . .  47

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms . . . .  47
SECTION 802.  Successor Corporation Substituted. . . . . . . . . . . . . .  48

                                 ARTICLE NINE
                            Supplemental Indentures. . . . . . . . . . . .  48

SECTION 901.  Supplemental Indentures Without Consent of Holders . . . . .  48
SECTION 902.  Supplemental Indentures with Consent of Holders. . . . . . .  49
SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . . . .  51
SECTION 904.  Effect of Supplemental Indentures. . . . . . . . . . . . . .  51
SECTION 905.  Conformity with Trust Indenture Act. . . . . . . . . . . . .  51
SECTION 906.  Reference in Instruments to Supplemental Indentures. . . . .  51

                                  ARTICLE TEN
                                   Covenants . . . . . . . . . . . . . . .  52

SECTION 1001.  Payment of Principal, Premium and Interest. . . . . . . . .  52
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . .  52
SECTION 1003.  Money for Instrument Payments to Be Held in Trust . . . . .  52
SECTION 1004.  Corporate Existence . . . . . . . . . . . . . . . . . . . .  54
SECTION 1005.  Payment of Taxes and Other Claims . . . . . . . . . . . . .  54
SECTION 1006.  Statement as to Compliance. . . . . . . . . . . . . . . . .  54
SECTION 1007.  Limitation on Disposition of Voting Stock of, and Merger
                  and Sales of Assets by, the Bank . . . . . . . . . . . .  54
SECTION 1008.  Waiver of Certain Covenants . . . . . . . . . . . . . . . .  55

                                ARTICLE ELEVEN
                           Redemption of Instruments . . . . . . . . . . .  55

SECTION 1101.  Applicability of Article. . . . . . . . . . . . . . . . . .  55
SECTION 1102.  Election to Redeem; Notice to Trustee . . . . . . . . . . .  56
SECTION 1103.  Selection by Trustee of Instruments to Be Redeemed. . . . .  56
SECTION 1104.  Notice of Redemption. . . . . . . . . . . . . . . . . . . .  57
SECTION 1105.  Deposit of Redemption Price . . . . . . . . . . . . . . . .  58
SECTION 1106.  Instruments Payable on Redemption Date. . . . . . . . . . .  58
SECTION 1107.  Instruments Redeemed in Part. . . . . . . . . . . . . . . .  58

                                ARTICLE TWELVE
                                 Sinking Funds . . . . . . . . . . . . . .  59

SECTION 1201.  Applicability of Article. . . . . . . . . . . . . . . . . .  59
SECTION 1202.  Satisfaction of Sinking Fund Payments with Instruments. . .  59
SECTION 1203.  Redemption of Instruments for Sinking Fund. . . . . . . . .  60

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

            INDENTURE, dated as of _________ __, 1996, between U. S. Bancorp, a corporation duly organized and existing under the laws of the state of Oregon (herein called the "Company"), having its principal office at 111 S.W. Fifth Avenue, Portland, Oregon 97204, and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Instruments"), unlimited as to principal amount, to be issued in one or more series as in this Indenture provided.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

            This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Instruments by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Instruments or of any series thereof, as follows:

                                  ARTICLE ONE
            Definitions and Other Provisions of General Application

SECTION 101.  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
            (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

            (4) The words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms used principally in certain Articles are defined in those Articles.

            "Act" when used with respect to any Holder has the meaning specified in Section 104.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Instruments of one or more series.

            "Bank" means United States National Bank of Oregon, a national banking association, and any successor or successors to all or substantially all of its banking business.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day," when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934 or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Controlled Subsidiary" means any corporation more than 80 percent of the outstanding Voting Stock of which, except for directors' qualifying shares, shall at the time be owned directly by the Company.

            "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division, except if the Place of Payment of any Instrument is New York City, then for purposes of Section 1002, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor,
New York, New York 10005.

            "corporation" includes corporations and, except for purposes of Article Eight, associations, companies and business trusts.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Depositary" means, with respect to the Instruments of any series issuable or issued in the form of one or more Global Instruments, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have been appointed pursuant to Section 305, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

            "Event of Default" has the meaning specified in Section 501.

            "Global Instrument" means an Instrument bearing the legend specified in Section 203, evidencing all or part of a series of Instruments, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

            "Holder" means a Person in whose name an Instrument is registered in the Instrument Register.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Instrument, by the terms and provisions of such Instrument established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

            "Instrument" has the meaning stated in the first recital of this Indenture and more particularly means any Instruments authenticated and delivered under this Indenture.

            "Instrument Register" and "Instrument Registrar" have the respective meanings specified in Section 305.

            "interest," when used with respect to an Original Issue Discount Instrument which by its terms bears interest only after Maturity, means interest payable after Maturity.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Instruments.

            "Maturity" when used with respect to any Instrument means the date on which the principal of such Instrument or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            "Notice of Default" means a written notice of the kind specified in Section 501(4) or 501(5).

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act.

            "Original Issue Discount Instrument" means any Instrument which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

            "Outstanding" when used with respect to Instruments means, as of the date of determination, all Instruments theretofore authenticated and delivered under this Indenture, except:

            (i) Instruments theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Instruments for whose payment or redemption money in the necessary amount has theretofore been deposited in trust with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Instruments; provided that, if such Instruments are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

            (iii) Instruments which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Instruments have been authenticated and delivered pursuant to this Indenture, other than any such Instruments in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Instruments are held by a bona fide purchaser in whose hands such Instruments are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Instruments have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Instrument that shall be deemed to be Outstanding shall be equal to the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, and
(ii) Instruments owned by the Company or any other obligor upon the Instruments or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Instruments which the Trustee knows to be so owned shall be so disregarded. Instruments so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Instruments and that the pledgee is not the Company or any other obligor upon the Instruments or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Instruments on behalf of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Place of Payment," when used with respect to Instruments of any series, means the place or places where the principal of (and premium, if any) or interest on the Instruments of such series is payable as specified as contemplated by Section 301.

            "Predecessor Instrument" of any particular Instrument means every previous Instrument evidencing all or a portion of the same debt as that evidenced by such particular Instrument; and, for the purposes of this definition, any Instrument authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Instrument shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Instrument.

            "Redemption Date," when used with respect to any Instrument or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Instrument or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture.

            "Regular Record Date" for the interest payable on any Interest Payment Date on the Instruments of any series means the date specified for that purpose as contemplated by Section 301.

            "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any Vice President, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

            "Stated Maturity," when used with respect to any Instrument or any installment of principal thereof or interest thereon, means the date specified in such Instrument as the fixed date on which the principal of such Instrument or such installment of principal thereof or interest is due and payable.

            "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Instruments of any series shall mean the Trustee with respect to the Instruments of such series.

            "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

            "Voting Stock," as applied to the stock (or the equivalent thereof) of any corporation, means stock (or such equivalent) of any class or classes, however designated, which ordinarily has voting power (whether at all times or only so long as no senior class of stock has such voting power by reason of the happening of a contingency) for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such voting power only by reason of the happening of a contingency.

SECTION 102.  Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such Officers' Certificate and Opinion of Counsel shall comply with Section 314(e) of the Trust Indenture Act.

SECTION 103.  Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

            (c) The ownership of Instruments shall be proved by the Instrument Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Instrument shall bind every future Holder of the same Instrument and the Holder of every Instrument issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Instrument Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Instrument.

SECTION 105.  Notices, Etc., to Trustee and Company.

            Except as otherwise specifically provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) The Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
      Attention: Corporate Trust Services Division, or

            (2) The Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Corporate Secretary Division, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Instrument Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In any case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.  Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

            All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

            In case any provision in this Indenture or in the Instruments shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

            Nothing in this Indenture or in the Instruments, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Instrument Registrar, any Authenticating Agent and their respective successors hereunder, and the Holders of Instruments, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

            This Indenture and the Instruments shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.  Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Instrument shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Instruments) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO
                               Instrument Forms

SECTION 201.  Forms Generally.

            The Instruments of each series shall be in substantially the form as shall be established in or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Instruments, as evidenced by their execution of the Instruments. If the form of Instruments of any series is established by action taken pursuant to a Board Resolution, an appropriate Officers' Certificate setting forth such form, together with the Board Resolution, shall be delivered to the Trustee and any Authenticating Agent at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Instruments.

            The definitive Instruments shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Instruments, as evidenced by their execution of such Instruments.

SECTION 202.  Form of Trustee's Certificate of Authentication.

            Subject to Section 614, the Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Instruments of the series designated herein referred to in the within-mentioned Indenture.

                        THE FIRST NATIONAL BANK OF CHICAGO,
                        as Trustee

                        By_____________________________
                                     Authorized Officer

SECTION 203.  Form of Legend for Global Instruments.

            Unless otherwise specified as contemplated by Section 301 for the Instruments evidenced thereby, every Global Instrument authenticated and delivered hereunder shall bear a legend in substantially the following form:

            "This Instrument is a Global Instrument within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Instrument is exchangeable for Instruments registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Instrument (other than a transfer of this Instrument as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances."

                                 ARTICLE THREE
                                The Instruments

SECTION 301.  Amount Unlimited; Issuable in Series.

            The aggregate principal amount of Instruments which may be authenticated and delivered under this Indenture is unlimited. The Instruments may be issued in one or more series.

            There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Instruments of any series:

            (1) The title of the Instruments of the series (which shall distinguish the Instruments of the series from all other Instruments);

            (2) Any limit upon the aggregate principal amount of the Instruments of the series which may be authenticated and delivered under this Indenture (except for Instruments authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Instruments of the series pursuant to Section 304, 305, 306, 906 or
      1107);

            (3) The date or dates on which the principal of (and premium, if any, on) the Instruments of the series is payable;

            (4) The rate or rates at which the Instruments of the series shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue, the Interest Payment Dates, if any, on which such interest shall be payable, the Regular Record Dates, if any, for the interest payable on any Interest Payment Date, the rate or rates of interest, if any, payable on overdue installments of interest on or principal of (and premium, if any, on) the Instruments of the series and the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months;

            (5) The place or places where the principal of (and premium, if any) and interest, if any, on the Instruments of the series shall be payable, any of such Instruments may be surrendered for registration of transfer or exchange, and notices or demands to or upon the Company in respect of such Instruments and this Indenture may be served; provided, however, that, at the option of the Company, any interest on such Instruments may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Instrument Register;

            (6) If the Instruments of the series are redeemable, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Instruments may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Instruments shall be evidenced;

            (7) If any of the Instruments of the series are issuable upon original issuance in whole or in part in the form of one or more Global Instruments and, in such case, the Depositary for such Global Instrument or Instruments and the circumstances, if any, under which any such Global Instrument may be exchanged for Instruments registered in the name of, and any transfer of such Global Instrument may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 305;

            (8) The obligation, if any, of the Company to redeem or purchase Instruments of the series pursuant to any sinking fund or analogous provisions or at the option of any Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Instruments shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (9) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which Instruments of the series shall be issuable;

            (10) If other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Instruments of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

            (11) If other than the principal amount thereof, the portion of the principal amount of Instruments of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
      Section 502 or the method by which such portion is to be determined;

            (12) Any addition to or change in the Events of Default which applies to any Instruments of the series, and any change in the right of the Trustee or the requisite Holders of such Instruments to declare the principal thereof due and payable pursuant to Section 502; and

            (13) Any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Instruments of the series.

            All Instruments of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers' Certificate or in any such indenture supplemental hereto.

SECTION 302.  Denominations.

            The Instruments of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Instruments of any series, the Instruments of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

            The Instruments shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Instruments may be manual or facsimile.

            Instruments bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Instruments or did not hold such offices at the date of such Instruments.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Instruments of any series executed by the Company to the Trustee for authentication, together with the Board Resolution and Officers' Certificate or supplemental indenture with respect to such Instruments referred to in Section 301 and a Company Order for the authentication and delivery of such Instruments; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Instruments as in this Indenture provided and not otherwise. If the form or forms or terms of the Instruments of the series have been established in or pursuant to one or more Board Resolutions or supplemental indenture as permitted by Sections 201 and 301, in authenticating such Instruments, and accepting the additional responsibilities under this Indenture in relation to such Instruments, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that:

            (1) The form or forms and terms of such Instruments have been established in conformity with the provisions of this Indenture;

            (2) All conditions precedent described herein to the authentication and delivery of such Instruments have been complied with and that such Instruments, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity; and

            (3) To such counsel's knowledge after reasonable investigation all laws and governmental requirements in respect of the execution and delivery by the Company of such Instruments have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Instruments if the issue of such Instruments pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Instruments and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

            Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Instruments of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Instrument of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Instrument of such series to be issued.

            If the Company shall establish pursuant to Section 301 that the Instruments of a series are to be issued in whole or in part in the form of one or more Global Instruments, then the Company shall execute, and the Trustee shall, in accordance with this Section and a Company Order for the authentication and delivery of a Global Instrument or Instruments of such series, authenticate and deliver one or more Global Instruments that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Instruments of such series to be represented by such Global Instrument or Instruments, (ii) shall be registered in the name of the Depositary for such Global Instrument or Instruments or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

            Each Depositary designated pursuant to Section 301 as the Depositary for the Instruments of series issuable in whole or in part in the form of Global Instruments must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

            Each Instrument shall be dated the date of its authentication.

            No Instrument shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Instrument a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature. Such certificate upon any Instrument shall be conclusive evidence, and the only evidence, that such Instrument has been duly authenticated and delivered hereunder.

            Notwithstanding the foregoing, if any Instrument shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Instrument to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Instrument has never been issued and sold by the Company, for all purposes of this Indenture such Instrument shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

SECTION 304.  Temporary Instruments.

            Pending the preparation of definitive Instruments of any series, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, temporary Instruments which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Instruments in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Instruments may determine, as evidenced by their execution of such Instruments. Such temporary Instruments may be Global Instruments.

            If temporary Instruments of any series are issued, the Company shall cause definitive Instruments of that series to be prepared without unreasonable delay. After the preparation of definitive Instruments of such series, the temporary Instruments of such series shall be exchangeable for definitive Instruments of such series upon surrender of the temporary Instruments of such series at any office or agency of the Company designated pursuant to Section 1002 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Instruments of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Instruments of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Instruments of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Instruments of such series and tenor.

SECTION 305.  Registration; Registration of Transfer and Exchange.

            With respect to each series of Instruments, the Company shall cause to be kept at one of the offices or agencies to be maintained by the Company as provided in Section 1002 a register (herein sometimes referred to as the "Instrument Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of that series of Instruments and of transfers of that series of Instruments. Such office or agency shall be the "Instrument Registrar" for that series of Instruments. In the event that the Trustee shall not be the Instrument Registrar, the Instrument Register and the records of the Instrument Registrar relating to the performance of its duties as such shall be open for inspection by the Trustee at all reasonable times. The Trustee is hereby initially appointed as Instrument Registrar for each series of Instruments.

            Upon surrender for registration of transfer of any Instrument of a series at said office or agency for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Instruments of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

            At the option of the Holder, Instruments of any series may be exchanged for other Instruments of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Instruments to be exchanged at such office or agency for such series. Whenever any Instruments are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Instruments which the Holder making the exchange is entitled to receive.

            Notwithstanding the foregoing and except as otherwise provided in or pursuant to this Indenture, any Global Instrument shall be exchangeable pursuant to this Section 305 or Sections 304, 306, 906 and 1107 for Instruments registered in the name of, and a transfer of a Global Instrument of any series may be registered to, any Person other than the Depositary for such Instrument or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Instrument or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company within 90 days after receiving such notice or becoming aware that the Depositary is no longer so registered, does not appoint a successor Depositary for such Global Instrument, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such Global Instrument shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing with respect to the Instruments of such series, an Event of Default or an event which after notice or lapse of time would be an Event of Default. Upon the occurrence in respect of any Global Instrument of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, (A) such Global Instrument may be exchanged in accordance with the foregoing provisions of this Section 305 for an Instrument which is not a Global Instrument and
(B) in accordance with the foregoing provisions of this Section 305 the transfer of such Global Instrument may be registered to such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall designate, and the new Instrument or Instruments authenticated and delivered upon such registration of transfer shall not bear the legend specified in Section 203. Notwithstanding any other provision of this Indenture, any Instrument authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Instrument shall also be a Global Instrument and shall bear the legend specified in Section 203 except for any Instrument authenticated and delivered in exchange for, or upon registration of transfer of, a Global Instrument pursuant to the preceding sentence.

            All Instruments issued upon any registration of transfer or exchange of Instruments shall be the valid obligations of the Company, evidencing the same debt, and entitling the Holders thereof to the same benefits under this Indenture, as the Instruments surrendered upon such registration of transfer or exchange.

            Every Instrument presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or the Instrument Registrar for such series of Instruments) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Instrument Registrar (and, if so required by the Trustee, to the Trustee) duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Instruments, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Instruments, other than exchanges expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to Holders.

            If the Instruments of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Instrument of that series (or that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Instruments selected for redemption under
Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Instrument so selected for redemption in whole or in part, except the unredeemed portion of any Instrument being redeemed in part.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Instruments.

            If there shall be delivered to the Company and the Trustee (i) a mutilated Instrument or evidence to their satisfaction of the destruction, loss or theft of any Instrument and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Instrument has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Instrument, a new Instrument of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Instrument has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Instrument, pay such Instrument.

            Upon the issuance of any new Instrument under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Instrument of any series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Instrument shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Instrument shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Instruments of that series duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Instruments.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

            Interest on any Instrument which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Instrument (or one or more Predecessor Instruments) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Instrument of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Instruments of such series (or their respective Predecessor Instruments) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Instrument of such series and the date of proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Instruments of such series at his address as it appears in the Instrument Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Instruments of such series (or their respective Predecessor Instruments) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

            (2) The Company may make payment of any Defaulted Interest on the Instruments of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Instruments may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Instrument delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Instrument shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Instrument.

SECTION 308.  Persons Deemed Owners.

            Prior to due presentment of an Instrument for registration of transfer, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any other agent of the Company or the Trustee may treat the Person in whose name such Instrument is registered as the owner of such Instrument for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) any interest on such Instrument and for all other purposes whatsoever, whether or not any payment with respect to such Instrument be overdue, and neither the Company, the Trustee, any Paying Agent, any Authenticating Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.

            None of the Company, the Trustee, any Paying Agent, any Authenticating Agent, or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Instrument or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and they shall be fully protected in acting or refraining from acting on any information provided by a Depositary.

            Notwithstanding the foregoing, with respect to any Global Instrument, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Instrument, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of such Global Instrument.

SECTION 309.  Cancellation.

            All Instruments surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment shall, if surrendered to the Company, any Paying Agent, any Authenticating Agent or any other agent of the Company, be delivered to the Trustee or the Instrument Registrar and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee or the Instrument Registrar for cancellation any Instruments previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee or the Instrument Registrar for cancellation any Instruments previously authenticated hereunder which the Company has not issued and sold, and all Instruments so delivered shall be promptly canceled by the Trustee or the Instrument Registrar. No Instrument shall be authenticated in lieu of or in exchange for any Instruments canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Instruments held by the Trustee or by the Instrument Registrar shall be destroyed unless otherwise directed by a Company Order and a certificate of such destruction shall be delivered to the Company upon its request by the Trustee or the Instrument Registrar.

SECTION 310.  Computation of Interest.

            Except as otherwise specified as contemplated by Section 301 for Instruments of any series, interest on the Instruments of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                 ARTICLE FOUR
                          Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge.

            Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Instruments specified in such Company Order (except as to any surviving rights of registration of transfer or exchange of Instruments of such series herein expressly provided for) and the Trustee, on receipt of such a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

            (1)   either

                  (A) All Instruments of such series theretofore authenticated and delivered (other than (i) Instruments of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Instruments of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee or the Instrument Registrar canceled or for cancellation; or

                  (B) All such Instruments of such series not theretofore delivered to the Trustee or the Instrument Registrar canceled or for cancellation

                        (i)    Have become due and payable, or

                        (ii) Will become due and payable at their Stated Maturity within one year, or

                        (iii) Are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Instruments not theretofore delivered to the Trustee or the Instrument Registrar canceled or for cancellation, including the principal of (and premium, if any) and any interest on such Instruments to the date of such deposit (in the case of Instruments which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) The Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Instruments of such series; and

            (3) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to Instruments of such series have been complied with.

            In the event there are Instruments of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only (i) if requested to do so with respect to Instruments of such series as to which it is Trustee and (ii) if the other conditions thereto are met.

            Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Instruments, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

SECTION 402.  Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of all sums due and to become due with respect to Instruments for which such money has been deposited for principal (and premium, if any) and any interest; but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE
                                   Remedies

SECTION 501.  Events of Default.

            "Event of Default," wherever used herein, with respect to Instruments of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) Default in the payment of any interest on any Instrument of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) Default in the payment of the principal of (or premium, if any, on) any Instrument of that series at its Maturity; or

            (3) Default in the deposit of any sinking fund payment, when and as due by the terms of an Instrument of that series; or

            (4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Instruments other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Instruments of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (5) Default under any bond, debenture, note, or other evidence of indebtedness for money borrowed (including a default with respect to Instruments of any series other than that series) or under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, in excess of $15,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or there having been deposited in trust a sum sufficient to discharge such indebtedness in full or without such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25 percent in principal amount of the Outstanding Instruments of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or to cause a sum sufficient to discharge such indebtedness to be deposited in trust or to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that if such default shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured, or waived without any action on the part of the Trustee or any of the Holders; provided, further, that subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of any such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from the trustee then acting under any such mortgage, indenture, or other instrument (including any other Trustee acting under this Indenture for any other series of Instruments), from the holder or an agent of any holder of such indebtedness, or from any Holder; or

            (6)   The entry by a court having jurisdiction in the premises of
      (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (7) The commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

            (8) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Bank as a whole or of or relating to all or substantially all of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

            (9) The Bank shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Bank as a whole or of or relating to all or substantially all of its property; or

            (10) The Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute or suspend payment of its obligations generally; or

            (11) Any other Event of Default provided pursuant to Section 301 with respect to Instruments of that series.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) with respect to Instruments of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Instruments of that series may declare the principal (or, if the Instruments of that series are Original Issue Discount Instruments, such portion of the principal as may be specified in the terms of that series) of all the Instruments of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or specified portion thereof) shall become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Instruments of such series shall terminate.

            If an Event of Default specified in Section 501(6) or 501(7) with respect to Instruments of any series at the time Outstanding occurs, the principal amount of all the Instruments of that series (or, if any Instruments of that series are Original Issue Discount Instruments, such portion of that principal amount of such Instruments as may be specified by the terms thereof) shall automatically and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

            At any time after such a declaration of acceleration with respect to Instruments of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Instruments of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) The Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) All overdue installments of interest on all Instruments of that series,

                  (B) The principal of (and premium, if any, on) any Instruments of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Instruments,

                  (C) To the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Instruments, and

                  (D) All sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

            (2) All Events of Default with respect to Instruments of that series, other than the nonpayment of the principal of Instruments of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Upon receipt by the Trustee of any written notice of declaration of acceleration, or rescission and annulment thereof, with respect to Instruments of a series all or part of which is represented by a Global Instrument, from Holders of less than the requisite principal amount of Outstanding Instruments of such series, the Trustee shall establish a record date for determining Holders of Outstanding Instruments of such series entitled to join in such written notice of declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such written notice of declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such written notice of declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, however, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such written notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, of Instruments of any series from giving, (i) after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice of declaration of acceleration, or rescission and annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period, an additional written notice of declaration of acceleration with respect to any other Event of Default with respect to Instruments of such series, or an additional written notice of rescission and annulment of any declaration of acceleration with respect to any other Event of Default with respect to Instruments of such series, in either of which events a new record date shall be established pursuant to the provisions of this Section 502 in respect of such new or additional written notice of declaration of acceleration, or rescission and annulment, as the case may be.

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if

            (1) Default is made in the payment of any installment of interest on any Instrument of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2) Default is made in the payment of the principal of (or premium, if any, on) any Instrument of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Instruments of such series, the whole amount then due and payable on Instruments of such series for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates borne by or provided for in such Instruments; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Instruments and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Instruments, wherever situated.

            If an Event of Default with respect to Instruments of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Instruments of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Instruments or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Instruments or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Instruments shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) To file and prove a claim for the whole amount of principal (or with respect to Original Issue Discount Instruments, such portion of the principal amount as may be specified in the terms of such Instruments), and premium, if any, and any interest owing and unpaid in respect of the Instruments and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) To collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Instruments or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or similar committee.

SECTION 505.  Trustee May Enforce Claims Without Possession of Instruments.

            All rights of action and claims under this Indenture or the Instruments may be prosecuted and enforced by the Trustee without the possession of any of the Instruments or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Instruments in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Instruments and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

            SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and any interest on the Instruments in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Instruments for principal (and premium, if any) and interest, respectively; and

            THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.  Limitation on Suits.

            No Holder of any Instrument of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (1) Such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Instruments of that series;

            (2) The Holders of not less than 25% in principal amount of the Outstanding Instruments of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) Such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Instruments of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Instrument to affect, disturb or prejudice the rights of any other such Holders or Holders of Instruments of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
                       Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Instrument shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Instrument on the respective Stated Maturities specified in such Instrument (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Instruments in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Instrument to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

            The Holders of a majority in principal amount of the Outstanding Instruments of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Instruments of such series, provided that

            (1) Such direction shall not be in conflict with any rule of law, with this Indenture or with the Instruments of any such series,

            (2) The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (3) Such direction is not unduly prejudicial to the rights of the other Holders of Instruments of such series not joining in such action.

            Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Instruments of a series all or part of which is represented by a Global Instrument, and if such direction is from Holders of less than a majority in principal amount of Outstanding Instruments of such series, a record date shall be established for determining Holders of Outstanding Instruments of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of a majority in principal amount of the Outstanding Instruments of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period, a new direction contrary to or otherwise different from such direction, in either of which events a new record date shall be established pursuant to the provisions of this Section 512 in respect of such new direction.

SECTION 513.  Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Instruments of any series may, on behalf of the Holders of all the Instruments of such series, waive any past default hereunder with respect to such series and its consequences, except a default

            (1) In the payment of the principal of (or premium, if any) or interest, if any, on any Instrument of such series, or

            (2) In respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Instrument of such series affected.

            The Company may, but shall not be obligated to, fix a record date in accordance with the Trust Indenture Act for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, however, that unless such majority in principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no effect.

            Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Instrument by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney fees at trial and on appeal, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such.party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, the Trustee, or any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Instruments of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Instrument on or after the respective Stated Maturities specified in such Instrument (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.  Waiver of Usury, Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX
                                  The Trustee

SECTION 601.  Certain Duties and Responsibilities.

            The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

            If a default occurs hereunder with respect to Instruments of any series, the Trustee shall give the Holders of Instruments of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Instruments of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Instruments of such series.

SECTION 603.  Certain Rights of Trustee.

            Subject to the provisions of Section 601:

            (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (in each case, other than delivery of any Instrument to the Trustee for authentication and delivery pursuant to Section 303, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; and

            (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.  Not Responsible for Recitals or Issuance of Instruments.

            The recitals contained herein and in the Instruments, except in the certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Instruments, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Instruments and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Instruments or the proceeds thereof.

SECTION 605.  May Hold Instruments.

            The Trustee, any Paying Agent, any Authenticating Agent, any Instrument Registrar or any other agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Instruments and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Authenticating Agent, Instrument Registrar or such other agent.

SECTION 606.  Money Held in Trust.

            Except as provided in Section 1003, money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  Compensation and Reimbursement.

            The Company agrees:

            (1) To pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) Except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and any Authenticating Agent), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) To indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

            As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Instruments upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Instruments. The obligations of the Company under this Section shall survive the resignation or removal of the Trustee.

SECTION 608.  Conflicting Interests.

            If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Instruments of more than one series, or a trustee under the Indenture relating to Subordinated Debt Instruments, dated as of _____________, 1996, between the Company and the Trustee.

SECTION 609.  Corporate Trustee Required; Eligibility.

            There shall at all times be one (and only one) Trustee hereunder with respect to the Instruments of each series, which may be Trustee hereunder for Instruments of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $20,000,000. If at any time the Trustee with respect to the Instruments of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

            (b) The Trustee may resign at any time with respect to the Instruments of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Instruments of such series.

            (c) The Trustee may be removed at any time with respect to the Instruments of any series by Act of the Holders of a majority in principal amount of the Outstanding Instruments of such series, delivered to the Trustee and to the Company.

            (d)   If at any time:

            (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Instrument for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Instruments or (ii) subject to
Section 514, any Holder who has been a bona fide Holder of an Instrument for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Instruments and the appointment of a successor Trustee or Trustees.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Instruments of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Instruments of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Instruments of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Instruments of any particular series) and shall comply with the applicable requirements of
Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Instruments of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Instruments of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Instruments of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Instruments of any series shall have been so appointed by the Company or the Holders of Instruments of such series and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of an Instrument of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Instruments of such series.

            (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Instruments of any series and each appointment of a successor Trustee with respect to the Instruments of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Instruments of such series as their names and addresses appear in the Instrument Register. Each notice shall include the name of the successor Trustee with respect to the Instruments of such series and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

            (a) In case of the appointment hereunder of a successor Trustee with respect to all Instruments, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

            (b) In case of the appointment hereunder of a successor Trustee with respect to the Instruments of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Instruments of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Instruments, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Instruments of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall, with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates, have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter set forth, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates.

            (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

            (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Instruments shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Instruments so authenticated with the same effect as if such successor Trustee had itself authenticated such Instruments.

SECTION 613.  Preferential Collection of Claims Against Company.

            If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Instruments), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.  Appointment of Authenticating Agent.

            At any time when any of the Instruments remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Instruments which shall be authorized to act on behalf of the Trustee to authenticate Instruments of that or those series issued upon original issue, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Instruments so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Instruments by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

            Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and its charter to act as Authenticating Agent and has a combined capital and surplus of at least $10,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which must be acceptable to the Company and shall mail notice of such appointment to all Holders of Instruments of the series with respect to which such Authenticating Agent will serve as the names and addresses of such Holders appear in the Instrument Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The provisions of Sections 104, 308, 601, 603 and 604 shall also be applicable to any Authenticating Agent.

            The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, to reimburse it for all reasonable expenses, disbursements and advances incurred or made by it and to indemnify it for and hold it harmless against any loss, liability or expense incurred hereunder to the same extent as the Company is required to pay, reimburse or indemnify the Trustee under Section 607 and the Trustee shall have no obligation with respect to such expenses, disbursements, advances or indemnities.

            If an appointment with respect to one or more series of Instruments is made pursuant to this Section, the Instruments of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This is one of the Instruments of the series designated herein referred to in the within-mentioned Indenture.

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Trustee


                                    By __________________________
                                          As Authenticating Agent

                                    By __________________________
                                          Authorized Officer

                                 ARTICLE SEVEN
            Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

            In accordance with Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee with respect to the Instruments of each series (a) semi-annually, either (i) not later than June 30 and December 31 in each year in the case of Instruments with Interest Payment Dates occurring less often than once every six months and Original Issue Discount Instruments which by their terms bear interest only after Maturity, or (ii) not later than 15 days after each Regular Record Date in the case of Instruments of any other series, if and so long as Instruments of such series are Outstanding, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of such series; provided, however, that no such list need be furnished if the Trustee shall be the Instrument Registrar. Any such list shall be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, however, that with respect to any list furnished pursuant to subclause (a)(ii) above, any such list shall be dated as of the Regular Record Date.

SECTION 702.  Preservation of Information; Communications to Holders.

            The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Instruments, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

            Every Holder of Instruments, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Instrument Registrar shall be held accountable by reason of the disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 703.  Reports by Trustee.

            (a)   Within 60 days after May 15 of each year, if required by
Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said
Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

            (b)   The Trustee shall transmit the reports required by
Section 313(b) of the Trust Indenture Act at the times specified therein.

            (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act, as well as to the Company.

SECTION 704.  Reports by Company.

            The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

            (1) File with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
      Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2) File with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) Transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in
      Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT
             Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

            The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

            (1) The Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Instruments and the performance or observance of every other covenant of this Indenture on the part of the Company to be performed or observed;

            (2) Immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

            (3) If, as a result of any such consolidation or merger or such conveyance, transfer, or lease, Voting Stock of the Bank would become subject to a security interest that would not be permitted by
      Section 1007, the Company or such successor corporation or Person, as the case may be, shall take such steps as may be necessary effectively to secure the Instruments equally and ratably with (or prior to) all indebtedness secured thereby; and

            (4) Either the Company or the successor corporation or Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  Successor Corporation Substituted.

            Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Instruments.

                                 ARTICLE NINE
                            Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) To evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Instruments; or

            (2) To add to the covenants of the Company for the benefit of the Holders of all or any series of Instruments (and if such covenants are to be for the benefit of less than all series of Instruments, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

            (3) To add any additional Events of Default with respect to all or any series of Instruments (as shall be specified in such supplemental indenture); or

            (4) To add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Instruments in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

            (5) To add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Instruments, provided that any such addition, change or elimination (A) shall neither (i) apply to any Instrument of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
      (ii) modify the rights of the Holder of any such Instrument with respect to such provisions or (B) shall become effective only when there is no such Instrument Outstanding; or

            (6)   To secure the Instruments; or

            (7) To establish the form or terms of Instruments of any series as permitted by Sections 201 and 301; or

            (8) To evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Instruments of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

            (9) To cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Instruments of any series in any material respect.

SECTION 902.  Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of the Outstanding Instruments of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Instruments of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Instrument affected thereby,

            (1) Change the Stated Maturity of the principal of, or any premium or installment of interest on, any Instrument, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or reduce the amount of the principal of an Original Issue Discount Instrument or any other Instrument that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the Place of Payment where, or the coin or currency in which, any Instrument or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

            (2) Reduce the percentage in principal amount of the Outstanding Instruments of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3)   Modify any of the provisions of this Section, Section 513 or
      Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Instrument affected thereby.

            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Instruments, or which modifies the rights of the Holders of Instruments of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Instruments of any other series.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, however, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no effect.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

            As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of an Instrument theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.  Reference in Instruments to Supplemental Indentures.

            Instruments of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Instruments of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Instruments of such series without charge to the Holders.

                                  ARTICLE TEN
                                   Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Instruments of each series in accordance with the terms of the Instruments of such series and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

            The Company will maintain an office or agency in each Place of Payment for any series of Instruments where Instruments of that series may be presented or surrendered for payment, where Instruments of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Instruments of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and, effective at that time, the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Instruments of one or more series may be presented or surrendered for any or all the purposes specified above in this Section, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Instruments of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Instrument Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent with respect to any series of Instruments, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Instruments of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents for any series of Instruments, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Instruments of that series, deposit with any Paying Agent for that series a sum sufficient to pay such principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent for any series of Instruments other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) Comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

            (2) At any time during the continuance of any default by the Company (or any other obligor upon the Instruments of that series) in the making of any payment of principal (and premium, if any) or interest on the Instruments of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent in respect of the Instruments of that series.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Instrument of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Instrument shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, mail to the Holders at their addresses as set forth in the Instrument Register, or cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation at each Place of Payment with respect to Instruments of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.  Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1006.  Statement as to Compliance.

            Beginning in 199___, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers' Certificate) complying with Section 314(a)(4) of the Trust Indenture Act.

SECTION 1007. Limitation on Disposition of Voting Stock of, and Merger and Sales of Assets by, the Bank.

            Subject to the provisions of Article Eight, the Company will not

            (1) sell, transfer, or otherwise dispose of any shares of Voting Stock of the Bank or permit the Bank to issue, sell, or otherwise dispose of any shares of its Voting Stock, unless, after giving effect to any such transaction, the Bank remains a Controlled Subsidiary; or

            (2)   permit the Bank to

                  (A) merge or consolidate, unless the surviving corporation is a Controlled Subsidiary; or

                  (B) convey or transfer its properties and assets substantially as an entirety to any Person, except to a Controlled Subsidiary; or

            (3) grant a security interest in any shares of Voting Stock of the Bank.

SECTION 1008.  Waiver of Certain Covenants.

            Except as otherwise specified as contemplated by Section 301 for Instruments of such series, the Company may, with respect to the Instruments of any series, omit in any particular instance to comply with any term, provision, or condition set forth in any covenant provided pursuant to
Section 301(12), 901(2), or 901(7) for the benefit of the Holders of such series or in Sections 1004 and 1005, if before or after the time for such compliance the Holders of not less than a majority in principal amount of the Instruments of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any such term, provision, or condition. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such term, provision, or condition hereunder, whether or not such Holders remain Holders after such record date; provided that unless the Holders of a majority in principal amount of the Outstanding Instruments of such series shall have waived such term, provision, or condition prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                                ARTICLE ELEVEN
                           Redemption of Instruments

SECTION 1101.  Applicability of Article.

            Redemption of Instruments of any series at the election of the Company as permitted or required by the terms of such Instruments shall be made in accordance with the terms of such Instruments and (except as otherwise specified as contemplated by Section 301 for Instruments of any series) in accordance with this Article.

SECTION 1102.  Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Instruments shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Instruments of any series (including any such redemption affecting only a single Instrument), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Instruments of such series to be redeemed, of the Redemption Price and, if applicable, of the tenor of the Instruments to be redeemed. In the case of any redemption of Instruments prior to the expiration of any restriction on such redemption provided in the terms of such Instruments or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.  Selection by Trustee of Instruments to Be Redeemed.

            If less than all the Instruments of any series are to be redeemed (unless all the Instruments of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Instrument), the particular Instruments to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Instruments of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Instrument of such series; provided that the unredeemed portion of the principal amount of any Instrument shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Instrument. If less than all the Instruments of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Instrument), the particular Instruments to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee, from the Outstanding Instruments of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. In any case where multiple Instruments of such series are registered in the same name, the Trustee shall upon the direction of the Company treat the aggregate principal amount so registered as if it were represented by one Instrument of such series.

            The Trustee shall promptly notify the Company and the Instrument Registrar (if other than itself) in writing of the Instruments selected for redemption and, in the case of any Instrument selected for partial redemption, the principal amount thereof to be redeemed.

            The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Instrument, whether such Instrument is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Instrument shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Instrument.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Instruments shall relate, in the case of any Instruments redeemed or to be redeemed only in part, to the portion of the principal amount of such Instruments which has been or is to be redeemed.

SECTION 1104.  Notice of Redemption.

            Notice of redemption shall be given in the manner provided in
Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Instruments to be redeemed, to each Holder of Instruments to be redeemed.

            All notices of redemption shall state:

            (1)   The Redemption Date,

            (2)   The Redemption Price,

            (3) If less than all the Outstanding Instruments of any series consisting of more than a single Instrument are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Instruments to be redeemed, and, if less than all the Outstanding Instruments of any series consisting of a single Instrument are to be redeemed, the principal amount of the particular Instrument to be redeemed,

            (4) That, on the Redemption Date, the Redemption Price will become due and payable upon each such Instrument or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

            (5) The place or places where each such Instrument is to be surrendered for payment of the Redemption Price,

            (6) That the redemption is for a sinking fund, if such is the case, and

            (7)  The CUSIP number of the Instruments being redeemed.

            Notice of redemption of Instruments to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.  Deposit of Redemption Price.

            On or prior to any Redemption Date, the Company shall deposit in trust with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on, all the Instruments or portions thereof which are to be redeemed on that date.

SECTION 1106.  Instruments Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Instruments so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Instruments shall cease to bear interest. Upon surrender of any such Instrument for redemption in accordance with said notice, such Instrument shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Instruments, or one or more Predecessor Instruments, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

            If any Instrument called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate or rates prescribed therefor in such Instrument.

SECTION 1107.  Instruments Redeemed in Part.

            Any Instrument which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company, the Trustee or the Instrument Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Trustee or the Instrument Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Instrument without service charge, a new Instrument or Instruments of the same series, of like tenor and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Instrument so surrendered. If a Global Instrument is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Instrument as shall be specified in the Company Order with respect thereto, without service charge, a new Global Instrument in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Instrument so surrendered.

                                ARTICLE TWELVE
                                 Sinking Funds

SECTION 1201.  Applicability of Article.

            The provisions of this Article shall be applicable to any sinking fund for the retirement of Instruments of any series except as otherwise specified as contemplated by Section 301 for Instruments of such series.

            The minimum amount of any sinking fund payment provided for by the terms of the Instruments of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Instruments of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Instruments of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Instruments of any series as provided for by the terms of Instruments of such series.
***
SECTION 1202.  Satisfaction of Sinking Fund Payments with Instruments.

            The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Instruments of any series to be made pursuant to the terms of such Instruments, (1) deliver Outstanding Instruments of such series (other than any previously called for redemption) or (2) apply as a credit (x) Instruments of such series which have been redeemed (or called for redemption and for which the Redemption Price, together with accrued interest, if any, has been deposited pursuant to Section 1105) either at the election of the Company pursuant to the terms of such Instruments or through the application of permitted optional sinking fund payments pursuant to the terms of such Instruments or (y) Instruments theretofore delivered by the Company to the Trustee for cancellation which have been so canceled; provided that such Instruments have not been previously so credited. Such Instruments shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Instruments for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.  Redemption of Instruments for Sinking Fund.

            Not less than 60 days prior to each sinking fund payment date for any series of Instruments, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Instruments of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Instruments to be credited and not theretofore so delivered. If such Officers' Certificate shall specify an optional amount be added to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 45 days before each such sinking fund payment date, the Trustee shall select the Instruments to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. The Company shall deposit the amount of cash, if any, required for such sinking fund payment in the manner provided in Section 1105. Such notice having been duly given, the redemption of such Instruments shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                     * * *

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          U. S. BANCORP

                                          By  THOMAS P. DUCHARME
                                            Executive Vice President

[SEAL]
Attest:  SHERYL W. DAWSON
        Assistant Secretary

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee

                                          By


[SEAL]
Attest:



STATE OF OREGON         )
                              ) ss
COUNTY OF MULTNOMAH     )

            On this ____ day of ________, 1996, before me, a Notary Public in and for said County and State, personally appeared the within named THOMAS P. DUCHARME and SHERYL W. DAWSON, to me known, who being first duly and severally sworn did say that he, said THOMAS P. DUCHARME, is Executive Vice President, and that she, said SHERYL W. DAWSON, is Assistant Secretary of U. S. BANCORP, one of the corporations hereinbefore named; that the seal affixed to the foregoing instrument is the seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the date first hereinabove written.



[SEAL]                        Notary Public for Oregon
                              My Commission Expires:




STATE OF NEW YORK )
                        ) ss
COUNTY OF NEW YORK      )

            On this _____ day of ____________, 1996, before me, a Notary Public in and for said County and State, personally appeared the within named ________________ and _______________ to me known, who being first duly and severally sworn did say that he, said ________________, is _______________, and that he, said _______________, is ________________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations hereinbefore named; that the seal affixed to the foregoing instrument is the seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the date first hereinabove written.



[SEAL]                        NOTARY PUBLIC, State of New York
                              No.
                              Qualified in _____________ County
                              Certificate Filed in New York County
                              Commission expires _____________